UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2025

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2025, Leggett & Platt, Incorporated, a Missouri corporation (“Leggett,” “Company,” or “it”) and Flow Intermediate II, LLC, a Delaware limited liability company, and Flow UK Holdco, Limited, a UK corporation (collectively, the “Purchaser Entities”) entered into a Share Purchase Agreement (“Purchase Agreement”). Pursuant to the Purchase Agreement, Leggett has agreed to sell, and the Purchaser Entities have agreed to purchase, all of the outstanding shares and other equity interests of certain legal entities comprising Leggett’s Aerospace Products Group. The Purchaser Entities are owned by investment partnerships advised by Tinicum Incorporated (“Tinicum”), a U.S.-based private investment firm. The sale of Leggett’s Aerospace Products Group was approved by Leggett’s Board of Directors, and is expected to close in 2025, subject to customary closing conditions and regulatory approvals.

The Purchase Agreement provides for a cash purchase price of US $285 million, subject to customary adjustments for Target Working Capital, Cash, and Indebtedness (each as defined in the Purchase Agreement).

Leggett’s Aerospace Products Group is a supplier of complex, highly engineered tube and duct assemblies for use primarily in commercial and military aircraft platforms and space launch vehicles. The business is comprised of seven manufacturing facilities located in the United States, the United Kingdom, and France and approximately 700 employees with net trade sales of US $190 million in 2024.

The Purchase Agreement contains customary representations, warranties, and covenants made by Leggett and the Purchaser Entities. The representations and warranties generally do not survive the closing of the transaction. The Purchaser Entities have represented to Leggett that the Purchaser Entities have obtained a representation and warranties insurance policy under which the Purchaser Entities may seek coverage, subject to certain policy limits, exclusions, and deductibles, for breaches of Leggett’s representations and warranties in the Purchase Agreement. In addition, Leggett has entered into customary non-compete and non-solicitation covenants with the Purchaser Entities, which will become effective at closing.

The Purchaser Entities have secured committed financing subject to customary conditions, consisting of a combination of equity financing to be provided by investment funds affiliated with Tinicum and debt financing to be provided by a third-party lender. However, closing is not subject to any financing contingencies. In the event the transaction is terminated under certain circumstances involving a breach or other failure by the Purchaser Entities as set forth in the Purchase Agreement, including the inability of Purchaser Entities to obtain financing, the Purchaser Entities are required to pay Leggett a US $14.25 million cash termination fee and certain fees and costs as Leggett’s sole remedy. Investment funds affiliated with Tinicum have provided a limited guarantee with respect to the termination fee in the event it becomes payable by the Purchaser Entities.

There is no assurance that the transaction will close on the anticipated terms, or at all. Each party’s obligation to close the transaction is subject to, among other things, (i) the accuracy of the other party’s representations and warranties as of the closing, (ii) the performance of the other party’s covenants at or before closing in all material respects, (iii) the expiration or termination of waiting periods required under, or receipt of clearances required by, applicable foreign investment laws, and (iv) the absence of any law or order from a governmental body enjoining or prohibiting the consummation of the transaction. The Purchaser Entities’ obligation to close is also subject to the absence of a Material Adverse Effect (as defined in the Purchase Agreement). In addition, with respect to the sale of Specitubes SAS, a French subsidiary, Leggett must complete an information and consultation process prior to closing with the works council of Specitubes SAS as required under French law.

The Purchase Agreement can generally be terminated: (i) by mutual written consent; (ii) if closing has not occurred by October 2, 2025 (which will be extended to December 2, 2025 if approvals under foreign investment laws have not been obtained); (iii) if there is in effect a final, non-appealable law or government order enjoining or prohibiting consummation of the transaction; (iv) by a non-breaching party if the other party’s breach of its representations, warranties, or pre-closing covenants would cause the corresponding closing condition to not be satisfied, subject to a cure period for such breach; or (v) by Leggett to the extent that all conditions to the Purchaser Entities’ obligation to close have been satisfied or waived and the Purchaser Entities nevertheless fail to consummate the closing.

The assertions embodied in the representations and warranties made in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement, and are qualified by information in confidential disclosure schedules exchanged in connection with signing the Purchase Agreement. While Leggett does not believe the schedules contain information required to be publicly disclosed, the schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties in the Purchase Agreement. You are not a third-party beneficiary to the Purchase Agreement and should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they are modified in part by the disclosure schedules, (ii) they may have changed since the date of the Purchase Agreement, (iii) they may represent only the parties’ risk allocation in this particular transaction, and (iv) they may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes. The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Leggett or its Aerospace Products Group. Information about Leggett can be found in other public filings it makes with the Securities and Exchange Commission (“SEC”).

Tinicum, the Purchaser Entities, and their respective affiliates are not a party to any material relationship with Leggett or its affiliates other than the Purchase Agreement.

Lazard Frères & Co. LLC is serving as the exclusive financial advisor and Freshfields US LLP is serving as legal advisor to Leggett in this transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached and incorporated herein by reference as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.

On April 2, 2025, Leggett issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share Purchase Agreement by and between Leggett & Platt, Incorporated and Flow Intermediate II, LLC and Flow UK Holdco, Limited dated April 2, 2025

99.1**	Press Release of Leggett & Platt, Incorporated, dated April 2, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Denotes filed herewith. Pursuant to Item 601(a)(5) of Regulation S-K and Instruction 4 to Item 1.01 of Form 8-K, schedules (and similar attachments) to the Share Purchase Agreement have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in this exhibit. Leggett agrees to furnish, supplementally, a copy of any omitted schedule to the SEC or its staff upon request.

**	Denotes furnished herewith.

Forward-Looking Statements. This filing and the press release contain “forward-looking statements,” regarding the certainty of acquisition financing, the timing and closing of the transaction, whether regulatory approvals are obtained, whether the transaction occurs at all, the amount of after-tax cash proceeds, and post customary cash, working capital, and debt-type adjustments. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “guidance,” “intend,” “may,” “plan,” “project,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by Leggett or on its behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only Leggett’s belief at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties, and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, Leggett does not have, and does not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends, or results. It is not possible to list all risks, uncertainties, and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Purchase Agreement; (ii) the possibility that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, in a timely manner or at all, including the risk that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction, or may require conditions, limitations, or restrictions in connection with such approvals; (iii) the risk that the transaction may not be completed within the expected timeframe, or at all; (iv) the risk that the debt financing to be provided by the third-party lender falls through; (v) unexpected costs, charges, or expenses resulting from the transaction; (vi) uncertainty of Leggett’s expected financial performance following completion of the transaction; (vii) Leggett’s ability to achieve its respective short-term and long-term operating targets, and adverse impact caused by: global inflationary and deflationary impacts; macroeconomic impacts; demand for Leggett’s products and its customers’ products; growth rates and opportunities in industries in which Leggett participates; Leggett’s ability to obtain necessary raw materials and parts and maintain appropriate labor levels and ship finished products; impairment of goodwill and long-lived assets; access to the commercial paper market and debt markets and increased borrowing costs due to credit rating changes; Leggett’s ability to borrow under its credit facility and comply with restrictive covenants; Leggett’s ability to simplify its portfolio through its strategic review; supply chain shortages and disruptions; Leggett’s ability to manage working capital; Leggett’s ability to collect receivables; market conditions; price and product competition from foreign and domestic competitors; cost and availability of raw materials due to supply chain disruptions or otherwise; and labor and energy costs; (viii) whether Leggett will continue to pay cash dividends on its common stock; (ix) cash repatriation from foreign accounts; (x) Leggett’s ability to pass along cost increases through increased selling prices; (xi) conflict between China and Taiwan; (xii) Leggett’s ability to maintain profit margins if customers change the quantity or mix of Leggett products; political risks; changing tax rates; increased trade costs including new or expanded tariffs; foreign operating risks; cybersecurity incidents; customer bankruptcies, losses and insolvencies; disruption to Leggett’s steel rod mill and wire mills, other operations and supply chains; ability to develop innovative products; foreign currency fluctuation; imposition or continuation of anti-dumping and/or countervailing duties on innersprings, steel wire rod and mattresses; data privacy; direct and indirect physical effects of climate change; climate change compliance costs and regulatory, market, technological, and reputational impacts; sustainability obligations; share repurchases; litigation risks; and (xiii) other risk factors as detailed from time to time in Leggett’s reports filed with the SEC, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 2, 2025	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President –
General Counsel